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                                                                  EXHIBIT 23.11

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Waste Management, Inc., of our report dated March 18, 1998, with respect to the financial statements of Bluegrass Containment, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 9, 1998 (as amended on Form 8-K/A dated April 8, 1998), filed with the Securities and Exchange Commission.

                                          /s/ Strothman & Company P.S.C.

Louisville, Kentucky
September 22, 1998